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                                                                   EXHIBIT 10.44


                     [Comerica Bank-California Letterhead]

December 24, 1997


Ronald E. Wittman
Dental Medical Diagnostic Systems, Inc.
200 N. Westlake Village Blvd.
Ste 202
Westlake Village, CA 91362

Dear Ron:

In reference to the Variable Rate - Single Payment Note ("Agreement") between Comerica Bank-California ("Bank") and Dental Medical Diagnostic Systems, Inc. ("Borrower") dated December 10, 1997, for a loan in the amount of Five Hundred Thousand Dollars ($500,000), Borrower and Bank desire to amend said Agreement. This amendment shall be called the First Amendment to the Agreement.

The maturity date is modified as follows:

        "At the earlier of the maturity date, which is December 10, 1998 or the full disbursement of the line of credit, the princial balance will amortize over a thirty six (36) month basis, equal principal payment with interest added."

Except as amended hereby, the Agreement shall remain unaltered and in full force and effect. This letter shall not be a waiver of any existing default or breach of a covenant unless specified herein.

If you agree to accept the terms of this Amendment, please sign the enclosed acknowledgment copy and return it on or before December 31, 1997.

Very truly yours,

Comerica Bank - California

        /s/ THOMAS M. HICKS
        --------------------
By:     Thomas M. Hicks
Title:  Vice President

Agreed and Accepted to this _______ day of December, 1997.

Dental Medical Diagnostic Systems, Inc.
"Borrower"


By:   /s/ RON WITTMAN
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Its:  VP & CFO
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